Exhibit 10.1

THE CRYPTO COMPANY

DEBT CONVERSION AGREEMENT

This DEBT CONVERSION AGREEMENT (this “Agreement”) is made as of November 26, 2025 (the “Execution Date”), by and between The Crypto Company, a Nevada corporation (the “Company”) and AJB Capital Investments LLC, a Delaware limited liability company (together with its successors and assigns, “Holder” and, collectively with the Company, the “Parties”).

RECITALS:

WHEREAS, Holder has provided financing to the Company in consideration for the Company’s issuance to Holder of various promissory notes (collectively, “Notes”) pursuant to Securities Purchase Agreements between Holder and the Company (as each may be amended, the “SPAs”), under which the Company has an outstanding principal balance and accrued and unpaid interest as of the date of this Agreement (such obligations of the Company for the repayment of cash pursuant to the Notes, collectively, the “Obligations”);

WHEREAS, The Parties desire to convert $3,808,733 of the Obligations representing that portion of the Conversion Amount represented by the Notes (the “Conversion Amount”) as follows: (i) 476,953,697 shares (the “Conversion Shares”) of the common stock of the Company, par value $0.001 par value per share (the “Common Stock”), (ii) $500,000 owed to Holder by the Company in cash, and (iii) a pre-funded warrant to purchase up to 713,915,563 shares of the Company’s Common Stock pursuant to the terms and conditions as set forth in a Pre-Funded Warrant to Purchase Shares of Common Stock in substantially the form attached hereto as Exhibit A (the “Warrant”). For the avoidance of doubt, the Parties acknowledge and agree that, as of Closing, all outstanding Notes between the Parties shall be cancelled and of no further force or effect, other than the single remaining obligation evidenced by the New Note, which shall constitute the sole outstanding Note among the Parties following Closing; and

WHEREAS, Concurrent with the conversion of the Conversion Amount into the Conversion Shares and Warrant, at Closing, the Company and Holder desire to amend and restate the SPA dated as of November 7, 2024 to provide the Holder with a security interest of $93,386 in total and otherwise in substantially the form attached hereto as Exhibit B-1 (the “Restated SPA”), and for the Company to issue to Holder an amended and restated promissory note in the form attached hereto as Exhibit B-2 (the “New Note”) pursuant to the Restated SPA to reflect the remaining amount of the Obligations outstanding between the Parties.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Conversion Terms; Cash Payment; Issuance of New Note and Cancellation of the Notes.

1.1 Conversion of Conversion Amount. At the Closing (as defined below) and subject to the conditions set forth herein, Holder agrees to convert the Conversion Amount into the Conversion Shares and the Warrant, and the Company agrees to issue to the Holder at the Closing the Conversion Shares and the Warrant. The Conversion Shares issued to Holder pursuant to this Agreement shall be issued free of any restrictions under Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and shall not bear any restrictive legend referencing Rule 144. Notwithstanding the foregoing, at no time shall Holder be entitled to acquire shares of Common Stock of the Company to the extent that, upon such issuance, Holder (together with its affiliates) would beneficially own more than 9.99% of the Company’s outstanding Common Stock.

1.2 Cash Payment. In addition to the issuance of the Conversion Shares, the Company shall pay to Holder the sum of $500,000 in cash (the “Cash Payment”) at Closing, by wire transfer of immediately available funds to an account designated by Holder.

1.3 Issuance of New Note and Cancellation of the Notes. At the Closing, and subject to the conditions set forth herein, (i) the Company and Holder each hereby agree to execute and deliver to each other the Restated SPA, (ii) the Company agrees to issue to Holder the New Note, and (iii) Holder agrees to return to the Company original copies of the Notes, which shall be stamped cancelled and shall thereafter be null and void (provided, for the avoidance of doubt, that such cancellation shall apply to the Notes and the SPAs but not to any warrant issued in conjunction with any Note (collectively, the “Existing Warrants”), each of which shall remain in effect pursuant to its terms).

1.4 Reserve Shares; Quarterly Adjustment. At Closing, the Company shall reserve the following shares of Common Stock for the benefit of Holder (collectively, the “Reserve Shares”), which amount accounts for any shares the Company is currently required to reserve for the benefit of Holder: (i) 4,500,000,000 shares of Common Stock for the benefit of Holder with respect to the Conversion Shares and the Warrant; and (ii) 500,000,000 shares of Common Stock for the benefit of Holder with respect to any shares issuable pursuant to the Existing Warrants and the New Note. Holder shall provide the Company with quarterly broker statements detailing all sales and holdings of Company shares. The amount of Reserve Shares with respect to clause (i) above shall be reduced quarterly by a percentage equal to the total sales proceeds received by Holder as a percentage of $2,948,614.

1.5 Leak-Out. Upon Closing, Holder agrees that, without the prior written consent of the Company, on any given Trading Day it shall not sell, transfer, or otherwise dispose of Conversion Shares and Warrant Shares (as defined below) in the aggregate totaling more than fifteen percent (15%) of the daily volume-weighted average price (“VWAP”) trading volume of the Company’s Common Stock for the five (5) Trading Days immediately preceding the date of the applicable sale inclusive of the Trading Day, and in no event more than 20,000,000 Conversion Shares and Warrant Shares in the aggregate per Trading Day, until the Make Whole Provision (as defined below) has been fully satisfied. The restrictions of this section shall terminate upon the satisfaction of the Make Whole Provision. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCID, OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

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1.6 Make Whole.

(a) On the one-year anniversary of Closing, Holder shall provide the Company with a written statement of the total proceeds received from the sale of any Conversion Shares and Warrant Shares (the “Make Whole Proceeds”). Any Conversion Shares or Warrant Shares (or shares issuable pursuant to the Warrant) still held by Holder on such one-year anniversary shall be valued at the public share price as of the one-year anniversary, measured by the VWAP for the five (5) Trading Days immediately preceding such date. If the aggregate value of the Make Whole Proceeds plus the value of the Conversion Shares or Warrant Shares (or shares issuable pursuant to the Warrant) still held by Holder is less than $3,206,614 as of such one-year anniversary, the Company shall issue to Holder, within five (5) business days of the one-year anniversary of Closing, additional shares of Common Stock equal to such shortfall, valued at the VWAP for the five (5) Trading Days immediately preceding such one-year anniversary. This make whole applies only to the Conversion Shares and the Warrant Shares, and not, for the avoidance of doubt, to any other securities of the Company held by Holder, including the Existing Warrants and the shares of Common Stock issuable pursuant thereto and any other shares of Common Stock currently held by Holder. The foregoing shall be referred to herein as the “Make Whole Provision.”

(b) The process described in Section 1.6(a) shall be repeated at the (i) the 18-month anniversary of Closing, and then, if necessary, the (ii) the 24-month anniversary of Closing, in each case with the same $3,206,614 target and calculation methodology.

(c) Holder agrees not to convert or exercise any Existing Warrant until the Make Whole Provision under this Agreement has been fully satisfied.

1.7 Closing. The closing of the transactions contemplated by this Agreement shall occur remotely via exchange of electronic signatures and documents on a date mutually agreed by the Parties, but in no event later than thirty (30) calendar days after the Execution Date, unless extended by mutual written agreement (the “Closing”).

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Holder as of the Execution Date and as of the Closing, that:

2.1 Organization and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to issue and sell the Conversion Shares, any shares of Common Stock to be issued upon exercise of the Warrant (the “Warrant Shares”), the shares of Common Stock to be issued pursuant to the Make Whole Provision, (the “Make-Whole Shares”), the shares of Common Stock to be issued upon conversion of the New Note (the “New Note Shares”), and to perform its obligations pursuant to this Agreement, the Warrant, the Restated SPA and the New Note (collectively, the “Transaction Documents”). The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s financial condition or business as now conducted (a “Material Adverse Effect”).

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2.2 Subsidiaries. Except for Technology Convergence Company, Blockchain Training Alliance, Inc., Coin Tracking, LLC, and Starchive.io, Inc., the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

2.3 Capitalization.

(a) The authorized capital stock of the Company consists of 19,000,000,000 shares of Common Stock, of which 4,774,311,278 shares are issued and outstanding (the “Common Stock”) and 10 shares of Preferred A Voting Stock, 10 of which are issued and outstanding (the “Preferred Stock”). The Common Stock and the Preferred Stock have the rights, preferences, privileges and restrictions set forth in the Company’s Articles of Incorporation, as amended, in the form on file with the Secretary of State of the State of Nevada (the “Articles”).

(b) The Company has reserved the Conversion Shares for issuance pursuant to this Agreement, the Warrant Shares for issuance pursuant to the Warrant, and the Make-Whole Shares for issuance upon exercise of the Make Whole Provision with respect to the Conversion Shares and the Warrant Shares.

(c) The rights, preferences, privileges and restrictions of the Common Stock are as stated in the Articles.

(d) The Conversion Shares and the Warrant Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement and the Warrant, will be validly issued, fully paid and nonassessable. The Make-Whole Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Warrant, the Articles, and applicable law, will be validly issued, fully paid and nonassessable. The New Note Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the New Note, the Articles, and applicable law, will be validly issued, fully paid and nonassessable. The Conversion Shares, the Warrant Shares, the Make-Whole Shares, and the New Note Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by Holder; provided, however, that the Conversion Shares, the Warrant Shares, the Make-Whole Shares, and the New Note Shares are subject to restrictions on transfer as set forth in the Transaction Documents.

2.4 Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Transaction Documents by the Company have been taken as of the Execution Date. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, sale, issuance and delivery of the Conversion Shares, the Warrant Shares, the Make-Whole Shares, and the New Note Shares, and the performance of all of the Company’s obligations under the Transaction Documents have been taken or will be taken prior to the Closing. Each Transaction Document, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

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2.5 Litigation. There are no actions, suits, proceedings or investigations pending against the Company or its properties (nor has the Company received written notice of any threat thereof) before any court or governmental agency. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.6 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement and the Warrant, or the offer, sale or issuance of the Conversion Shares, the Warrant, the Warrant Shares, and the Make-Whole Shares, or the consummation of any other transaction contemplated by this Agreement, except (i) the filing of such notices as may be required under the Securities Act and (ii) such filings as may be required under applicable state securities laws.

2.7 Offering. Subject to the accuracy of Holder’s representations and warranties in Section 3 and in the Warrant, the offer, sale and issuance of the Conversion Shares, the Warrant, the Warrant Shares, the Make-Whole Shares, the New Note and the New Note Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

3. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as of the Execution Date and as of the Closing as follows:

3.1 No Registration. Holder understands that the Conversion Shares, the Warrant, the Warrant Shares, and the Make-Whole Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Holder’s representations as expressed herein and in the Warrant or otherwise made pursuant hereto and thereto.

3.2 Investment Intent. Holder is acquiring the Conversion Shares, the Warrant, the Warrant Shares, the Make-Whole Shares, and the New Note Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Conversion Shares, the Warrant, the Warrant Shares, or the Make-Whole Shares.

3.3 Investment Experience. Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that Holder can protect its own interests. Holder has such knowledge and experience in financial and business matters so that Holder is capable of evaluating the merits and risks of its investment in the Company and its loan to the Company.

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3.4 Speculative Nature of Investment. Holder understands and acknowledges that an investment in the Company is highly speculative and involves substantial risks. Holder can bear the economic risk of Holder’s investment and is able, without impairing Holder’s financial condition, to hold the Conversion Shares, the Warrant, the Warrant Shares, and the Make-Whole Shares for an indefinite period of time and to suffer a complete loss of Holder’s investment.

3.5 Access to Data. Holder has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Transaction Documents, the exhibits and schedules attached hereto and thereto and the transactions contemplated thereby, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. Holder believes that it has received all the information Holder considers necessary or appropriate for deciding whether to enter into the Transaction Documents. Holder also acknowledges that it is relying solely on its own counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Transaction Documents.

3.6 Accredited Investor. Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act. Holder has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete.

3.7 Residency. Holder’s principal place of business is correctly set forth on the signature page.

3.8 Public Market. Holder understands and acknowledges that while the Company’s securities are quoted on an over-the-counter market, such markets may have limited liquidity and trading volume compared to national securities exchanges, and the Company makes no assurances regarding the continued availability or liquidity of a public market for its securities.

3.9 Authorization.

(a) Holder has all requisite power and authority to execute and deliver the Transaction Documents, the Restated SPA, and the New Note, to exchange the Conversion Amount for the Conversion Shares and Warrant hereunder and to carry out and perform its obligations under the terms of the Transaction Documents, the Restated SPA, and the New Note.

(b) The Transaction Documents, the Restated SPA, and the New Note, when executed and delivered by Holder, will constitute valid and legally binding obligations of Holder, enforceable in accordance with their terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by Holder in connection with the execution and delivery of the Transaction Documents and the Restated SPA by Holder or the performance of Holder’s obligations under the Transaction Documents and the Restated SPA.

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3.10 Tax Advisors. Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents, the Restated SPA, and the New Note. With respect to such matters, Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents, the Restated SPA, and the New Note.

4. Additional Agreements.

4.1 Termination of Instruments. Holder acknowledges and agrees that, upon the Closing and the consummation of the transactions contemplated under this Agreement, and without any further action required by the Holder or the Company, each of the Notes (excluding, for the avoidance of doubt, the New Note), the SPAs, and all of the Obligations thereunder, including for repayment, shall be immediately deemed repaid in full and terminated in their entirety. The Company and the Holder expressly acknowledge and agree that the Transaction Documents constitute the entire agreement and understanding of the Parties with respect to the satisfaction in full of the Obligations and, for the avoidance of doubt, the Company and the Holder expressly agree that all prior or contemporaneous understandings, agreements, illustrations, calculations or negotiations relative to the calculation and conversion and/or payment of the Obligations, including the terms of the Notes themselves (including without limitation any notice or other obligations set forth therein), are merged into, amended by or otherwise revoked by the Transaction Documents; provided, for further avoidance of doubt, that the foregoing will not extinguish the obligations the Company may have to Holder under the Existing Warrants.

4.2 Restrictions on Additional Debt. During the term of this Agreement, any new debt incurred by the Company: (i) shall be convertible only at a fixed price, (ii) shall not contain any variable features, (iii) may include a late penalty provision, (iv) may be convertible upon an uplisting of the Company’s Common Stock, and (v) cannot be convertible in less than three (3) years from issuance. Holder shall have the right to review and approve any new debt issued by the Company for conformance with this provision and Agreement.

4.3 Exchange Act Compliance. The Company agrees that, until such time as the Make Whole Provision is satisfied, the Company will use commercially reasonable efforts to remain subject to, and timely comply with, the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding the foregoing, any delay or failure in compliance resulting from force majeure events or other circumstances beyond the Company’s reasonable control shall not constitute a breach of this Agreement. In the event the Company fails to timely comply with any reporting requirement of the Exchange Act, the Company shall have thirty (30) days to correct such noncompliance. If the Company fails to cure such noncompliance within such thirty (30) day period, and such failure would materially and adversely affects Holder’s ability to exercise or convert its securities, then (i) Section 1.5 of this Agreement shall be temporarily suspended (rather than terminated) until such time as the Company has fully cured such noncompliance, upon which Section 1.5 shall automatically be reinstated without any further action by either Party; and (ii) the Company shall incur a penalty of $500 per day, which Holder may, in its election, receive in cash or in additional shares of Common Stock, issuable within five (5) days of Holder’s election, valued at the VWAP for the five (5) Trading Days immediately preceding the date of such election. The Company agrees that Holder’s rights under the Make-Whole Provision are valuable rights to Holder, that such value is dependent upon the Company’s compliance with its reporting obligations under the Exchange Act, and that the damages resulting from a failure, attempt to frustrate, or interference with such rights are difficult if not impossible to quantify. Accordingly, the Parties acknowledge that the damages contained in this Section 4.3 are justified.

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4.4 Legal Counsel Opinion. Upon the request of Holder from to time to time, the Company shall be responsible (at its cost) for supplying to the Company’s transfer agent and Holder a customary legal opinion letter of its counsel within a reasonable time (the “Legal Counsel Opinion”) to the effect that the sale of securities issued pursuant to the Transaction Documents (collectively, the “Securities”) by Holder or its affiliates, successors and assigns is exempt from the registration requirements of the Securities Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Securities are not then registered under the Securities Act for resale pursuant to an effective registration statement) or other applicable exemption. Should the Company’s legal counsel fail for any reason to issue the Legal Counsel Opinion following a request for such Legal Counsel Opinion from Holder, Holder may (at the Company’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Company will assist Holder in obtaining acceptance by the transfer agent of such opinion. For the avoidance of doubt, and anything to the contrary in this Section 4.4 notwithstanding, Holder may obtain the legal opinion referenced in this Section 4.4 from counsel of its own choosing without first requesting a Legal Counsel Opinion from the Company, and in such instance (provided the requirements of Rule 144 are satisfied) the Company will assist Holder in obtaining acceptance by the Company’s transfer agent of such legal opinion from counsel selected by Buyer as if it were a Legal Counsel Opinion delivered by the Company’s counsel.

5. Interim Period Covenants.

5.1 From the Execution Date until the earlier of (i) the Closing or (ii) termination of this Agreement pursuant to Section 7 (the “Interim Period”):

(a) No Conversions or Exercises. Holder shall not convert any Notes, shall not exercise any Existing Warrants, and shall not take any action to acquire shares of Common Stock pursuant to any convertible or exercisable security of the Company.

(b) Ordinary Course Operations. The Company shall use commercially reasonable efforts to operate its business in the ordinary course consistent with past practice.

(c) No Additional Debt. The Company shall not incur any additional debt except as permitted by Section 4.2 of this Agreement.

(d) Cooperation. The Parties shall cooperate in good faith to satisfy the conditions to Closing.

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6. Conditions to Closing.

6.1 Conditions to the Company’s obligations. The Company’s obligation to consummate the Closing shall be subject to the satisfaction (or written waiver by the Company) of the following:

(a) The representations and warranties of Holder contained in this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing as though made on the Closing date.

(b) Holder shall have performed and complied in all material respects with all covenants required to be performed by it between the Execution Date and the Closing.

(c) No law, order or injunction shall be in effect prohibiting the Closing.

6.2 Conditions to Holder’s obligations. Holder’s obligation to consummate the Closing shall be subject to the satisfaction (or written waiver by Holder) of the following:

(a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Execution Date and as of the Closing as though made on the Closing date.

(b) The Company shall have performed and complied in all material respects with all covenants to be performed by it between the Execution Date and the Closing.

(c) No law, order, or injunction shall be in effect prohibiting the Closing.

7. Termination.

7.1 This Agreement may be terminated at any time (a) by the mutual written consent of the Parties, (b) by either Party upon written notice if the Closing has not occurred on or before the date that is thirty (30) calendar days after the Execution Date, or (c) by either Party upon written notice if the other Party has materially breached any provision of this Agreement and has failed to cure such breach within ten (10) business days after receiving written notice thereof. Upon any such termination, all obligations of the Parties under this Agreement shall immediately cease, except for those obligations that are expressly stated to survive termination.

8. Miscellaneous.

8.1 Survival. The representations, warranties, covenants and agreements of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

8.2 Successors and Assigns. This Agreement, and the rights and obligations of the Holder hereunder, may be assigned by Holder only to any person or entity to which Conversion Shares, the Warrant or the Warrant Shares are transferred by the Holder in accordance with their terms, in which case such transferee shall be deemed the “Holder” for purposes of this Agreement; provided that each such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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8.3 Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and construed, interpreted and enforced in all respects in accordance with the laws of the State of Nevada.

8.4 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

8.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the Party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 8.6.

8.7 Entire Agreement. This Agreement and the Transaction Documents delivered pursuant hereto (including the Restated SPA and the New Note) constitute the entire agreement among the Parties and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

8.8 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and Holder.

8.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

8.10 Confidentiality. Unless required by law or in connection with obtaining any required consent to the transactions contemplated hereby (including without limitation filings, authorizations and consents from any governmental authority), no Party hereto shall issue any press release or make any other communication pertaining to the transactions contemplated hereby (including the terms hereof) without the prior consent of the other Party hereto; provided, that (a) a Party may make such disclosure as is necessary in connection with the evaluation and negotiation of the transactions contemplated hereby, and (b) a Party may disclose the existence and terms of the transactions contemplated hereby to its current and potential investors.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned execute and agree to be bound by this Debt Conversion Agreement as of the date first written above.

THE CRYPTO COMPANY

By:
Ronald Levy, Chief Executive Officer

Address:	23823 Malibu Road #50477 Malibu, CA 90265
Attn: Ronald Levy E-mail: ron@tcc.co

AJB Capital Investments LLC

By: AJB Capital Managers LLC, its manager

By:
Ari Blaine, Manager

Address:	2455 Hollywood Blvd, Suite 311 Hollywood, FL 33020 Attn: Ari Blaine
E-mail: ari@ajbcapitalinvestments.com

Schedules and Exhibits Omitted

Certain schedules and exhibits to this Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The omitted schedules and exhibits (i) contain information that is not material to an understanding of the rights and obligations of the parties under this Agreement or (ii) contain information that, if publicly disclosed, would likely cause competitive harm to the Company or its counterparties. The Company agrees to provide copies of any omitted schedules or exhibits to the SEC upon request.